Exhibit 17(d)



[LOGO] Merrill Lynch  Investment Managers                        www.mlim.ml.com
        Annual Report

        March 31, 2002

        Mercury
        Small Cap Value
        Fund, Inc.

PORTFOLIO INFORMATION (UNAUDITED)

AS OF MARCH 31, 2002
==============================================================================
Ten Largest                                                   Percent of
Equity Holdings                                               Net Assets
------------------------------------------------------------------------------
Charter One Financial, Inc.                                       1.7%
------------------------------------------------------------------------------
Orthodontic Centers of America,Inc.                               1.7
------------------------------------------------------------------------------
Symbol Technologies, Inc.                                         1.7
------------------------------------------------------------------------------
CNF Transportation, Inc.                                          1.6
------------------------------------------------------------------------------
Tech Data Corporation                                             1.6
------------------------------------------------------------------------------
Banknorth Group, Inc.                                             1.5
------------------------------------------------------------------------------
Watsco, Inc. (Class A)                                            1.5
------------------------------------------------------------------------------
Knight Trading Group, Inc.                                        1.3
------------------------------------------------------------------------------
Outback Steakhouse, Inc.                                          1.3
------------------------------------------------------------------------------
The Men's Wearhouse, Inc.                                         1.3
------------------------------------------------------------------------------
                                                             Percent of
Five Largest Industries                                       Net Assets
------------------------------------------------------------------------------
Software                                                          6.1%
------------------------------------------------------------------------------
Commercial Services & Supplies                                    5.9
------------------------------------------------------------------------------
Health Care Providers & Services                                  5.8
------------------------------------------------------------------------------
Specialty Retail                                                  5.5
------------------------------------------------------------------------------
Oil & Gas                                                         5.4
------------------------------------------------------------------------------

             March 31, 2002 (2) Mercury Small Cap Value Fund, Inc.

DEAR SHAREHOLDER

Fiscal Year in Review

We are pleased to provide shareholders with this annual report for Mercury Small Cap Value Fund, Inc. For the 12 months ended March 31, 2002, the Fund significantly outperformed the unmanaged Russell 2000 Index. The Fund's Class I, Class A, Class B and Class C Shares had total returns of +30.87%, +30.67%, +30.42% and +29.63%, respectively, compared to the +13.98% total return for the Russell 2000 Index. (Investment results do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6-9 of this report to shareholders.)

Small-capitalization stocks performed well during the 12 months ended March 31, 2002, leading large-capitalization stocks for the second year in a row. Aggressive interest rate cuts by the Federal Reserve Board in April 2001 sparked optimism for an economic recovery, leading to a brief upward move in the equity markets that lasted through the end of May. Stocks were volatile, however, reversing course several times during the year. Value stocks led growth stocks by the end of July 2001. The market then entered a period of steep decline late in the summer that sent the major market indexes tumbling. The September 11, 2001 terrorist attacks further accelerated the selling pressure, pushing the market to its low by the end of the third quarter. The fourth quarter then showed a sudden reversal, with the broad market rallying and aggressive growth stocks outperforming value stocks. In the first quarter of 2002, stocks again reversed course and traded sharply lower on fears of a "double-dip" in the US economy.

During the year ended March 31, 2002, the Fund's performance benefited from specific stock selection, with strong gains in consumer discretionary, health care, information technology and telecommunications services investments. Relative to the Russell 2000 Index, an underweighted position in the utilities sector and an overweighted stance in information technology also benefited the Fund's results. Performance was hindered somewhat by underweighted investments and adverse security selection in the better-performing financial services sector.

Individual stocks that benefited the Fund's results included Tech Data Corporation, Panera Bread Company and Network Associates, Inc. Tech Data Corporation, a global distributor of technology products, performed well during the year as the company gained market share from weaker competitors and delivered consistent earnings in a difficult environment for technology spending. Panera Bread Company, a company that owns and franchises bakery cafes, performed extremely well as it expanded its concept of bakery cafes and same-store sales, surpassing analysts' expectations. The stock price of

             March 31, 2002 (3) Mercury Small Cap Value Fund, Inc.

Network Associates, Inc. also appreciated sharply as market conditions for anti-virus software improved and management produced positive changes in the company's operations. Fund performance during the year was hindered by investments in Knight Trading Group, Inc., a market-maker in NASDAQ securities, and FileNET Corporation, a developer of web-based software for large businesses. We maintained our investment in Knight Trading Group based on the company's market-leading position and our belief that new management will restructure operations for improved profitability. We reduced the Trust's position in FileNET Corporation on stock price strength, but continue to hold a core investment in that company's shares.

On March 31, 2002, the Trust's largest absolute industry commitment was in the information technology sector, followed by consumer discretionary and industrials. Our largest overweighting compared to the Russell 2000 Index was in the information technology sector, while our largest underweighting was in financial services stocks. The Trust's sector weights reflect our positive outlook for the US economy and expectations that economically sensitive sectors, such as industrials and technology, are likely to outperform the overall market during the coming year. Moreover, we continue to invest in companies that we believe represent attractive values and are out of favor with investors because of a temporary interruption of long-term growth prospects.

In Conclusion

We are pleased that the Fund delivered favorable returns for the 12-month period ended March 31, 2002. Uncertainty surrounding the timing of an economic recovery in the United States, combined with the media's focus on recent corporate bankruptcies and accounting issues, will likely add to the stock market's volatility in the months ahead. During these turbulent times, we seek to capitalize on market volatility to identify attractive opportunities where, based on our fundamental research, we believe that share prices are unduly depressed.


             March 31, 2002 (4) Mercury Small Cap Value Fund, Inc.

We thank you for your continued investment in Mercury Small Cap Value Fund, Inc., and we look forward to reviewing our outlook and strategy with you again in our next report to shareholders.

Sincerely,


/s/ Terry K. Glenn                         /s/ R. Elise Baum
Terry K. Glenn                             R. Elise Baum
President and Director/Trustee             Senior Vice President and
                                           Portfolio Manager
May 2, 2002

We are pleased to announce that R. Elise Baum is responsible for the day-to-day management of Mercury Small Cap Value Fund, Inc. Ms. Baum has been Managing Director of Merrill Lynch Investment Managers, L.P. since 2000; First Vice President from 1999 to 2000; Director from 1997 to 1999; and Vice President from 1995 to 1997. Ms. Baum is also a CFA(R) charterholder.

IMPORTANT TAX INFORMATION
(UNAUDITED)

Of the ordinary income distribution paid by Mercury Small Cap Value Fund, Inc. to shareholders of record on July 10, 2001, 9.49% qualifies for the dividends received deductions for corporations. Additionally, the Fund paid a long-term capital gains distribution of $.040840 per share to shareholders of record on July 10, 2001.

Please retain this information for your records.


             March 31, 2002 (5) Mercury Small Cap Value Fund, Inc.

FUND PERFORMANCE DATA

ABOUT FUND PERFORMANCE

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs.

CLASS I SHARES incur a maximum initial sales charge of 5.25% and bear no ongoing distribution and account maintenance fees. Class I Shares are available only to eligible investors.

CLASS A SHARES incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

CLASS B SHARES are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first two years, decreasing to 3% for each of the next two years and decreasing 1% each year thereafter to 0% after the sixth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class A Shares after approximately eight years.

CLASS C SHARES are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares may be subject to a 1% contingent deferred sales charge if redeemed within one year after purchase.

The performance results depicted on pages 8 and 9 are those of Mercury Small Cap Value Fund, Inc. and, prior to October 1, 2000, a predecessor Fund investing in the same underlying portfolio and with the same fees as Mercury Small Cap Value Fund, Inc. Performance results prior to October 1, 2000 reflect the annual operating expenses of the predecessor Fund. If Mercury Small Cap Value Fund, Inc.'s operating expenses were reflected, the results may have been less than those shown for this time period. Performance results after October 1, 2000 include the actual operating expenses of Mercury Small Cap Value Fund, Inc. The Fund commenced operations on September 5, 2000.

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. The Fund's Investment Adviser waived its management fee and a portion of its other expenses. Without such a waiver, the Fund's performance would have been lower. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

             March 31, 2002 (6) Mercury Small Cap Value Fund, Inc.

RECENT PERFORMANCE RESULTS*
==========================================================================
                                                              Ten Years/
                              6-Month        12-Month      Since Inception
   As of March 31, 2002    Total Return    Total Return     Total Return
--------------------------------------------------------------------------
Class I                       +30.16%         +30.87%          +366.56%
--------------------------------------------------------------------------
Class A                       +29.87          +30.67           +253.74
--------------------------------------------------------------------------
Class B                       +29.89          +30.42           +324.66
--------------------------------------------------------------------------
Class C                       +29.49          +29.63           +233.71
---------------------------------------------------------------------------
Russell 2000 Index**          +25.91          +13.98        +187.50/+120.35
 --------------------------------------------------------------------------

* Investment results shown do not reflect sales charges; results shown would be lower if sales charges were included. Total investment returns are based on changes in the Fund's net asset values for the periods shown, and assume reinvestment of all dividends and capital gains at net asset value on the ex-dividend date. The Fund's ten-year/since inception periods are ten years for Class I & Class B Shares and from 10/21/94 for Class A and Class C Shares.

** An unmanaged broad-based Index comprised of small-capitalization common stocks. Ten years/since inception total return periods are ten years and from 10/31/94, respectively.


             March 31, 2002 (7) Mercury Small Cap Value Fund, Inc.

TOTAL RETURN BASED ON A $10,000 INVESTMENT--Class I & Class B Shares

A line graph depicting the growth of an investment in the Fund's Class I Shares and Class B Shares compared to growth of an investment in the Russell 2000 Index. Values are from March 1992 to March 2002.




                                    3/92           3/93          3/94           3/95          3/96            3/97
Mercury Small Cap Value
Fund, Inc.+--Class I Shares*        $9,475         $10,488       $11,866        $12,916       $15,443         $18,163
Mercury Small Cap Value
Fund, Inc.+--Class B Shares*        $10,000        $10,956       $12,274        $13,219       $15,647         $18,220
Russell 2000 Index++                $10,000        $11,487       $12,747        $13,451       $17,358         $18,245


                                    3/98           3/99          3/00           3/01          3/02

Mercury Small Cap Value
Fund, Inc.+--Class I Shares*        $26,006        $20,241       $31,837        $33,803       $43,998
Mercury Small Cap Value
Fund, Inc.+--Class B Shares*        $25,821        $19,893       $30,977        $32,559       $42,291
Russell 2000 Index++                $25,911        $21,699       $29,791        $25,225       $28,752


Total Return Based on a $10,000 Investment--Class A & Class C Shares

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class C Shares compared to growth of an investment in the Russell 2000 Index. Values are from October 21, 1994 to March 2002.



                                    10/21/94**     3/95          3/96           3/97          3/98            3/99
Mercury Small Cap Value
Fund, Inc.+--Class A Shares*        $9,475         $9,961        $11,880        $13,944       $19,912         $15,458
Mercury Small Cap Value
Fund, Inc.+--Class C Shares*        $10,000        $10,482       $12,405        $14,438       $20,463         $15,760
Russell 2000 Index++                $10,000        $10,309       $13,303        $13,982       $19,856         $16,628

                                    3/00           3/01          3/02

Mercury Small Cap Value
Fund, Inc.+--Class A Shares*        $24,266        $25,669       $33,336
Mercury Small Cap Value
Fund, Inc.+--Class C Shares*        $24,529        $25,743       $33,334
Russell 2000 Index++                $22,829        $19,330       $22,033


 * Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**    Commencement of operations of predecessor fund.
 + The Fund invests all of its assets in Master Small Cap Value Trust. The Trust invests in a diversified portfolio of securities, primarily common stocks, of relatively small companies which the Trust's management believes have special investment value, and emerging growth companies regardless of size.
++ This unmanaged Index is comprised of approximately 2,000 small-capitalization common stocks from various industrial sectors. The starting date for the Index in the Class A & Class C Shares' graph is from 10/31/94.

      Past performance is not predictive of future performance.

             March 31, 2002 (8) Mercury Small Cap Value Fund, Inc.

FUND PERFORMANCE DATA (CONCLUDED)

AVERAGE ANNUAL TOTAL RETURN
==============================================================================
                                                    % Return       % Return
                                                   Without Sales   With Sales
Class I Shares*                                      Charge         Charge**
------------------------------------------------------------------------------
One Year Ended
3/31/02                                              +30.87%        +24.00%
------------------------------------------------------------------------------
Five Years Ended
3/31/02                                              +19.47         +18.19
------------------------------------------------------------------------------
Ten Years Ended
3/31/02                                              +16.65         +16.02
------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

                                                    % Return       % Return
                                                  Without Sales   With Sales
Class A Shares*                                       Charge        Charge**
------------------------------------------------------------------------------
One Year Ended
3/31/02                                              +30.67%        +23.81%
------------------------------------------------------------------------------
Five Years Ended
3/31/02                                              +19.17         +17.89
------------------------------------------------------------------------------
Inception (10/21/94)
through 3/31/02                                      +18.50         +17.64
------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

                                                     % Return      % Return
                                                      Without        With
Class B Shares*                                        CDSC          CDSC**
------------------------------------------------------------------------------
One Year Ended
3/31/02                                              +30.42%        +26.42%
------------------------------------------------------------------------------
Five Years Ended
3/31/02                                              +18.44         +18.29
------------------------------------------------------------------------------
Ten Years Ended
3/31/02                                              +15.56         +15.56
------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.

                                                     % Return      % Return
                                                      Without        With
Class C Shares*                                         CDSC         CDSC**
------------------------------------------------------------------------------
One Year Ended
3/31/02                                              +29.63%        +28.63%
------------------------------------------------------------------------------
Five Years Ended
3/31/02                                              +18.24         +18.24
------------------------------------------------------------------------------
Inception (10/21/94)
through 3/31/02                                      +17.57         +17.57
------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.

             March 31, 2002 (9) Mercury Small Cap Value Fund, Inc.

STATEMENT OF ASSETS AND LIABILITIES

As of March 31, 2002

MERCURY SMALL CAP VALUE FUND, INC.

Assets:

Investment in Master Small Cap Value Trust, at value (identified
  cost--$9,344,973                                                                $10,390,939
Prepaid registration fees and other assets                                             37,674
                                                                                  -----------
Total assets                                                                       10,428,613
                                                                                  -----------
---------------------------------------------------------------------------------------------

Liabilities:

Payable:
  Distributor                                                      $     2,618
  Administrative fees                                                    1,884          4,502
                                                                   -----------
Accrued expenses and other liabilities                                                 42,657
                                                                                  -----------
Total liabilities                                                                      47,159
                                                                                  -----------
---------------------------------------------------------------------------------------------

Net Assets:

Net assets                                                                        $10,381,454
                                                                                  ===========
---------------------------------------------------------------------------------------------

Net Assets Consist of:

Class I Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                   $       594
Class A Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                        13,646
Class B Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                        59,753
Class C Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                        11,042
Paid-in capital in excess of par                                                    9,536,561
Accumulated realized capital losses on investments from
  the Trust--net                                                   $  (286,108)
Unrealized appreciation on investments from the Trust--net           1,045,966
                                                                   -----------
Total accumulated earnings--net                                                       759,858
                                                                                  -----------
Net assets                                                                        $10,381,454
                                                                                  ===========
---------------------------------------------------------------------------------------------

Net Asset Value:

Class I--Based on net assets of $73,095 and 5,944 shares
  outstanding                                                                     $     12.30
                                                                                  ===========
Class A--Based on net assets of $1,673,255 and 136,459 shares
  outstanding                                                                     $     12.26
                                                                                  ===========
Class B--Based on net assets of $7,297,218 and 597,533 shares
  outstanding                                                                     $     12.21
                                                                                  ===========
Class C--Based on net assets of $1,337,886 and 110,424 shares
  outstanding                                                                     $     12.12
                                                                                  ===========
---------------------------------------------------------------------------------------------


See Notes to Financial Statements.


             March 31, 2002 (10) Mercury Small Cap Value Fund, Inc.

STATEMENT OF OPERATIONS

For the Year Ended March 31, 2002

MERCURY SMALL CAP VALUE FUND, INC.



Investment Income from the Trust--Net:

Net investment income allocated from the Trust:

  Dividends                                                                   $    21,622
  Interest                                                                         18,433
  Securities lending--net                                                             880
  Expenses                                                                        (25,184)
                                                                              -----------
Net investment income from the Trust                                               15,751
                                                                              -----------
-----------------------------------------------------------------------------------------

Expenses:

Professional fees                                                $  75,500
Registration fees                                                   32,769
Offering costs                                                      30,314
Printing and shareholder reports                                    27,207
Administration fees                                                 12,130
Account maintenance and distribution fees--Class B                   9,908
Account maintenance and distribution fees--Class C                   6,338
Transfer agent fees--Class B                                         5,354
Account maintenance fees--Class A                                    2,402
Transfer agent fees--Class A                                         2,033
Transfer agent fees--Class C                                         1,069
Transfer agent fees--Class I                                           137
Accounting services                                                     42
Other                                                               10,706
                                                                 ---------
Total expenses before reimbursement                                215,909
Reimbursement of expenses                                         (149,665)
                                                                 ---------
Total expenses after reimbursement                                                 66,244
                                                                              -----------
Investment loss--net                                                              (50,493)
-----------------------------------------------------------------------------------------

Realized & Unrealized Gain on Investments from the Trust--Net:

Realized loss on investments from the Trust--net                                 (281,129)
Change in unrealized appreciation/depreciation on
  investments from the Trust--net                                               1,059,422
                                                                              -----------
Net Increase in Net Assets Resulting from Operations                          $   727,800
                                                                              ===========
-----------------------------------------------------------------------------------------


See Notes to Financial Statements.


             March 31, 2002 (11) Mercury Small Cap Value Fund, Inc.

STATEMENTS OF CHANGES IN NET ASSETS

MERCURY SMALL CAP VALUE FUND, INC.



                                                           For the   For the Period
                                                         Year Ended  Sept. 5, 2000+
                                                          March 31,   to March 31,
Increase (Decrease) in Net Assets:                          2002          2001
-----------------------------------------------------------------------------------

Operations:

Investment loss--net                                     $    (50,493)    $  (1,465)
Realized loss on investments from the Trust--net             (281,129)       14,390
Change in unrealized appreciation/depreciation on
  investments from the Trust--net                           1,059,422       (13,456)
                                                         --------------------------
Net increase (decrease) in net assets resulting
  from operations                                             727,800          (531)
                                                         --------------------------
-----------------------------------------------------------------------------------

Distributions to Shareholders:

Realized gain on investments from the Trust--net:
  Class I                                                        (603)           --
  Class A                                                      (1,694)           --
  Class B                                                     (11,394)           --
  Class C                                                      (2,614)           --
                                                         --------------------------
Net decrease in net assets resulting from distributions
  to shareholders                                             (16,305)           --
                                                         --------------------------
-----------------------------------------------------------------------------------

Capital Share Transactions:

Net increase in net assets derived from capital
  share transactions                                        8,762,783       807,707
                                                         --------------------------
-----------------------------------------------------------------------------------

Net Assets:

Total increase in net assets                                9,474,278       807,176
Beginning of period                                           907,176       100,000
                                                         --------------------------
End of period                                            $ 10,381,454     $ 907,176
                                                         ==========================
-----------------------------------------------------------------------------------


+     Commencement of operations.

      See Notes to Financial Statements.


             March 31, 2002 (12) Mercury Small Cap Value Fund, Inc.

FINANCIAL HIGHLIGHTS

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.


                                                                Class I
                                                      --------------------------
                                                        For the   For the Period
                                                      Year Ended  Sept. 5, 2000+
                                                       March 31,   to March 31,
Increase (Decrease) in Net Asset Value:                  2002          2001
--------------------------------------------------------------------------------

Per Share Operating Performance:

Net asset value, beginning of period                  $    9.47           $10.00
                                                      --------------------------
Investment loss--net                                       (.06)++            --@@
Realized and unrealized gain (loss) on investments
  from the Trust--net                                      2.97             (.53)
                                                      --------------------------
Total from investment operations                           2.91             (.53)
                                                      --------------------------
Less distributions from realized gain on investments
  from the Trust--net                                      (.08)              --
                                                      --------------------------
Net asset value, end of period                        $   12.30           $ 9.47
                                                      ==========================
--------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                       30.87%           (5.30%)@
                                                      ==========================
--------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement+++                         1.50%            1.50%*
                                                      ==========================
Expenses+++                                               4.59%           68.35%*
                                                      ==========================
Investment loss--net                                      (.50%)           (.12%)*
                                                      ==========================
--------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)              $      73           $   33
                                                      ==========================
--------------------------------------------------------------------------------


  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


             March 31, 2002 (13) Mercury Small Cap Value Fund, Inc.

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.



                                                                  Class A
                                                        ---------------------------
                                                         For the     For the Period
                                                        Year Ended   Sept. 5, 2000+
                                                         March 31,    to March 31,
Increase (Decrease) in Net Asset Value:                    2002           2001
-----------------------------------------------------------------------------------

Per Share Operating Performance:

Net asset value, beginning of period                    $     9.45        $   10.00
                                                        ---------------------------
Investment loss--net                                          (.09)++            --@@
Realized and unrealized gain (loss) on investments
  from the Trust--net                                         2.98             (.55)
                                                        ---------------------------
Total from investment operations                              2.89             (.55)
                                                        ---------------------------
Less distributions from realized gain on investments
  from the Trust--net                                         (.08)              --
                                                        ---------------------------
Net asset value, end of period                          $    12.26        $    9.45
                                                        ===========================
-----------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                          30.67%           (5.50%)@
                                                        ===========================
-----------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement+++                            1.75%            1.75%*
                                                        ===========================
Expenses+++                                                  4.87%           68.73%*
                                                        ===========================
Investment loss--net                                         (.85%)           (.39%)*
                                                        ===========================
-----------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)                $    1,673        $     135
                                                        ===========================
-----------------------------------------------------------------------------------


  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


             March 31, 2002 (14) Mercury Small Cap Value Fund, Inc.

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.


                                                                 Class B
                                                       ----------------------------
                                                         For the     For the Period
                                                       Year Ended    Sept. 5, 2000+
                                                        March 31,     to March 31,
Increase (Decrease) in Net Asset Value:                   2002            2001
-----------------------------------------------------------------------------------
Per Share Operating Performance:

Net asset value, beginning of period                   $      9.43        $   10.00
                                                       ----------------------------
Investment loss--net                                          (.11)++            --@@
Realized and unrealized gain (loss) on investments
  from the Trust--net                                         2.97             (.57)
                                                       ----------------------------
Total from investment operations                              2.86             (.57)
                                                       ----------------------------
Less distributions from realized gain on investments
  from the Trust--net                                         (.08)              --
                                                       ----------------------------
Net asset value, end of period                         $     12.21        $    9.43
                                                       ============================
-----------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                          30.42%           (5.70%)@
                                                       ============================
-----------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement+++                            1.81%            2.10%*
                                                       ============================
Expenses+++                                                  4.89%           69.36%*
                                                       ============================
Investment loss--net                                         (.99%)           (.80%)*
                                                       ============================
-----------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)               $     7,297        $     575
                                                       ============================
-----------------------------------------------------------------------------------

  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


             March 31, 2002 (15) Mercury Small Cap Value Fund, Inc.

FINANCIAL HIGHLIGHTS (CONCLUDED)

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.


                                                                  Class C
                                                       ----------------------------
                                                         For the     For the Period
                                                       Year Ended    Sept. 5, 2000+
                                                        March 31,     to March 31,
Increase (Decrease) in Net Asset Value:                   2002            2001
-----------------------------------------------------------------------------------
Per Share Operating Performance:

Net asset value, beginning of period                   $      9.41        $   10.00
                                                       ----------------------------
Investment loss--net                                          (.18)++            --@@

Realized and unrealized gain (loss) on investments
  from the Trust--net                                         2.96             (.59)
                                                       ----------------------------
Total from investment operations                              2.78             (.59)
                                                       ----------------------------
Less distributions from realized gain on investments
  from the Trust--net                                         (.07)              --
                                                       ----------------------------
Net asset value, end of period                         $     12.12        $    9.41
                                                       ============================
-----------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                          29.63%           (5.90%)@
                                                       ============================
-----------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement+++                            2.50%            2.50%*
                                                       ============================
Expenses+++                                                  5.57%           69.79%*
                                                       ============================
Investment loss--net                                        (1.65%)          (1.24%)*
                                                       ============================
-----------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)                 $   1,338        $     164
                                                       ============================
-----------------------------------------------------------------------------------

  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


             March 31, 2002 (16) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS

MERCURY SMALL CAP VALUE FUND, INC.

(1)  Significant Accounting Policies:

     Mercury Small Cap Value Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end investment company. The Fund seeks to achieve its investment objective by investing all of its assets in Master Small Cap Value Trust (the "Trust"), which has the same investment objective as the Fund. The value of the Fund's investment in the Trust reflects the Fund's proportionate interest in the net assets of the Trust. The performance of the Fund is directly affected by the performance of the Trust. The financial statements of the Trust, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements. The percentage of the Trust owned by the Fund at March 31, 2002 was 0.3%. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The Fund offers four classes of shares. Shares of Class I and Class A are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B and Class C Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B Shares have certain voting rights with respect to Class A expenditures). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

     (a) Valuation of investments--The Fund records its investment in the Trust at fair value. Valuation of securities held by the Trust is discussed in
     Note 1a of the Trust's Notes to Financial Statements, which are included elsewhere in this report.

     (b) Investment income and expenses--The Fund records daily its proportionate share of the Trust's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

     (c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no Federal income tax provision is required.

     (d) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.


             March 31, 2002 (17) Mercury Small Cap Value Fund, Inc.

     (e) Dividends and distributions--Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

     (f) Investment transactions--Investment transactions in the Trust are accounted for on a trade date basis.

     (g) Reclassification--Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/tax differences of $48,297 have been reclassified between paid-in capital in excess of par and accumulated net investment loss and $2,196 has been reclassified between accumulated net realized capital losses and accumulated net investment loss. These reclassifications have no effect on net assets or net asset values per share.

(2)  Transactions with Affiliates:

     The Fund has entered into an Administration Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund pays a monthly fee at an annual rate of .25% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. For the year ended March 31, 2002, FAM earned fees of $12,130, all of which were waived. In addition, FAM reimbursed the Fund $137,535 for other operating expenses.

     The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                                           Account             Distribution
                                        Maintenance Fee             Fee
     =======================================================================
     Class A                                 .25%                   --
     -----------------------------------------------------------------------
     Class B                                 .25%                  .75%
     -----------------------------------------------------------------------
     Class C                                 .25%                  .75%
     -----------------------------------------------------------------------
     Pursuant to a sub-agreement with the Distributor, selected dealers also provide account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and selected dealers for providing account maintenance services to Class A, Class B and Class C shareholders. The ongoing distribution fee compensates the Distributor and selected dealers for providing shareholder and distribution-related services to Class B and Class C shareholders. Effective August 14, 2001, the Fund did not accrue Class B distribution fees.

             March 31, 2002 (18) Mercury Small Cap Value Fund, Inc.

     For the year ended March 31, 2002, FAMD earned underwriting discounts and direct commissions and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., earned dealer concessions on sales of the Fund's Class A Shares as follows:

                                                  FAMD                 MLPF&S
     ==========================================================================
     Class A                                      $243                 $3,438
     --------------------------------------------------------------------------

     For the year ended March 31, 2002, MLPF&S received contingent deferred sales charges of $8,894 relating to transactions in Class B Shares.

     Financial Data Services, Inc. ("FDS"), an indirect, wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

     Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.

(3)  Investments:

     Increases and decreases in the Fund's investment in the Trust for the year ended March 31, 2002 were $11,634,083 and $2,944,579, respectively.

(4)  Capital Share Transactions:

     Net increase in net assets derived from capital share transactions were $8,762,783 and $807,707 for the year ended March 31, 2002 and for the period September 5, 2000 to March 31, 2001, respectively.

     Transactions in capital shares were as follows:

     Class I Shares for the Year
     Ended March 31, 2002                              Shares    Dollar Amount
     -------------------------------------------------------------------------
     Shares sold                                        4,933       $   54,774
     Shares issued to shareholders in reinvestment
       of distributions                                    54              590
                                                       -----------------------
     Total issued                                       4,987           55,364
     Shares redeemed                                   (2,519)         (31,085)
                                                       -----------------------
     Net increase                                       2,468       $   24,279
                                                       =======================
     -------------------------------------------------------------------------
     Class I Shares for the Period
     September 5, 2000+ to March 31, 2001              Shares    Dollar Amount
     -------------------------------------------------------------------------
     Shares sold                                          986       $    9,227
     Shares redeemed                                      (10)             (92)
                                                       -----------------------
     Net increase                                         976       $    9,135
                                                       =======================
     -------------------------------------------------------------------------
+ Prior to September 5, 2000 (commencement of operations), the Fund issued 2,500 shares to FAM for $25,000.

             March 31, 2002 (19) Mercury Small Cap Value Fund, Inc.

      Class A Shares for the Year
      Ended March 31, 2002                              Shares    Dollar Amount
      -------------------------------------------------------------------------
      Shares sold                                      484,439      $ 5,427,487
      Automatic conversion of shares                       216            2,512
      Shares issued to shareholders in reinvestment
        of distributions                                   155            1,695
                                                      -------------------------
      Total issued                                     484,810        5,431,694
      Shares redeemed                                 (362,615)      (3,729,409)
                                                      -------------------------
      Net increase                                     122,195      $ 1,702,285
                                                      =========================
      -------------------------------------------------------------------------
      Class A Shares for the Period
      September 5, 2000+ to March 31, 2001              Shares    Dollar Amount
      -------------------------------------------------------------------------
      Shares sold                                       11,774        $ 107,421
      Shares redeemed                                      (10)             (92)
                                                      -------------------------
      Net increase                                      11,764        $ 107,329
                                                      =========================
      -------------------------------------------------------------------------
+ Prior to September 5, 2000 (commencement of operations), the Fund issued 2,500 shares to FAM for $25,000.

      Class B Shares for the Year
      Ended March 31, 2002                              Shares    Dollar Amount
      -------------------------------------------------------------------------
      Shares sold                                      585,391      $ 6,558,042
      Shares issued to shareholders in reinvestment
        of distributions                                 1,021           11,110
                                                      -------------------------
      Total issued                                     586,412        6,569,152
      Automatic conversion of shares                      (217)          (2,512)
      Shares redeemed                                  (49,649)        (564,039)
                                                      -------------------------
      Net increase                                     536,546      $ 6,002,601
                                                      =========================
      -------------------------------------------------------------------------
      Class B Shares for the Period
      September 5, 2000+ to March 31, 2001              Shares    Dollar Amount
      -------------------------------------------------------------------------
      Shares sold                                       58,486         $546,038
                                                      -------------------------
      Net increase                                      58,486         $546,038
                                                      =========================
      -------------------------------------------------------------------------
+ Prior to September 5, 2000 (commencement of operations), the Fund issued 2,500 shares to FAM for $25,000.

      Class C Shares for the Year
      Ended March 31, 2002                              Shares    Dollar Amount
      -------------------------------------------------------------------------
      Shares sold                                       99,536      $ 1,110,587
      Shares issued to shareholders in reinvestment
        of distributions                                   199            2,165
                                                      -------------------------
      Total issued                                      99,735        1,112,752
      Shares redeemed                                   (6,786)         (79,134)
                                                      -------------------------
      Net increase                                      92,949      $ 1,033,618
                                                      =========================
      -------------------------------------------------------------------------

             March 31, 2002 (20) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

      Class C Shares for the Period
      September 5, 2000+ to March 31, 2001              Shares    Dollar Amount
      -------------------------------------------------------------------------
      Shares sold                                       14,985        $ 145,297
      Shares redeemed                                      (10)             (92)
                                                        -----------------------
      Net increase                                      14,975        $ 145,205
                                                        =======================
      -------------------------------------------------------------------------
+ Prior to September 5, 2000 (commencement of operations), the Fund issued 2,500 shares to FAM for $25,000.

(5)   Distributions to Shareholders:

      The tax character of distributions paid during the fiscal years ended March 31, 2002 and March 31, 2001 was as follows:

                                                     3/31/2002        3/31/2001
      -------------------------------------------------------------------------
      Distributions paid from:
        Ordinary income                               $  7,708           $   --
        Net long-term capital gains                      8,597               --
                                                      -------------------------
      Total taxable distributions                     $ 16,305           $   --
                                                      =========================
      -------------------------------------------------------------------------
      As of March 31, 2002, the components of accumulated earnings on a tax basis were as follows:

      ------------------------------------------------------------------------
      Undistributed ordinary income - net                         $        --
      Undistributed long-term capital gains - net                          --
                                                                 ------------
      Total undistributed earnings - net                                   --
      Capital loss carryforward                                      (259,744)*
      Unrealized gains - net                                        1,019,602**
                                                                 ------------
      Total accumulated earnings - net                            $   759,858
                                                                 ============
      -----------------------------------------------------------------------
* On March 31, 2002, the Fund had a net capital loss carryforward of $259,744, all of which expires in 2010. This amount will be available to offset like amounts of any future taxable gains.

** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales.

             March 31, 2002 (21) Mercury Small Cap Value Fund, Inc.

INDEPENDENT AUDITORS' REPORT

MERCURY SMALL CAP VALUE FUND, INC.

The Board of Directors and Shareholders,
Mercury Small Cap Value Fund, Inc.

We have audited the accompanying statement of assets and liabilities of Mercury Small Cap Value Fund, Inc. as of March 31, 2002, the related statements of operations for the year then ended and changes in net assets and the financial highlights for the year then ended and for the period September 5, 2000 (commencement of operations) to March 31, 2001. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Mercury Small Cap Value Fund, Inc. as of March 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
New York, New York
May 10, 2002


             March 31, 2002 (22) Mercury Small Cap Value Fund, Inc.

SCHEDULE OF INVESTMENTS

MASTER SMALL CAP VALUE TRUST



                                                                          In US Dollars
                                                          -----------------------------------------
                                                                                            Percent
                   Shares                                                                    of Net
Industry            Held             Stocks                    Cost            Value         Assets
---------------------------------------------------------------------------------------------------
Aerospace &        342,200   +ESCO Technologies Inc.      $  5,584,669      $ 13,291,048        0.4%
Defense            684,200    Precision Castparts
                              Corp.                         18,946,246        24,227,522        0.8
                   747,400   +Triumph Group, Inc. (a)       23,672,496        29,298,080        0.9
                                                          -----------------------------------------
                                                            48,203,411        66,816,650        2.1
---------------------------------------------------------------------------------------------------
Auto             1,127,600   +Keystone Automotive
Compo-                        Industries, Inc. (a)          10,541,552        19,372,168        0.6
nents
---------------------------------------------------------------------------------------------------
Banks            1,837,900    Banknorth Group, Inc.         35,660,865        48,428,665        1.5
                 1,810,001    Charter One
                              Financial, Inc.               37,109,402        56,508,231        1.7
                   621,100    First Midwest
                              Bancorp, Inc.                 17,811,044        18,036,744        0.6
                                                          -----------------------------------------
                                                            90,581,311       122,973,640        3.8
---------------------------------------------------------------------------------------------------
Biotech-           949,081   +Diversa Corporation           12,469,123        12,053,329        0.4
nology             805,400   +Incyte Genomics, Inc.          9,978,472         9,584,260        0.3
                   889,100   +Maxygen Inc.                  12,175,069        11,131,532        0.3
                   531,800   +Medarex, Inc.                  9,157,092         8,577,402        0.3
                   460,900   +Vertex Pharmaceuticals
                              Incorporated                  10,484,989        12,840,674        0.4
                 1,074,300   +Vical Incorporated (a)        13,467,754         9,937,275        0.3
                                                          -----------------------------------------
                                                            67,732,499        64,124,472        2.0
---------------------------------------------------------------------------------------------------
Building         2,777,900    Watsco, Inc. (Class A) (a)    32,273,896        49,585,515        1.5
Products
---------------------------------------------------------------------------------------------------
Chemicals          277,700   +Symyx Technologies, Inc.       6,105,596         5,734,505        0.2
---------------------------------------------------------------------------------------------------
Commercial         827,000   +Ambassadors
Services                      International, Inc. (a)        5,163,590         7,070,850        0.2
& Supplies         429,100   +Convergys Corporation         13,873,489        12,688,487        0.4
                   767,300   +DeVry, Inc.                   20,609,625        23,118,749        0.7
                   548,000    G & K Services, Inc.
                              (Class A)                     12,645,644        20,418,480        0.6
                   133,200    Herman Miller, Inc.            3,066,790         3,167,496        0.1
                 1,227,000    IMS Health Incorporated       23,699,722        27,546,150        0.9
                   344,600   +Iron Mountain
                              Incorporated                  10,448,660        10,930,712        0.3
                   646,000    NDCHealth Corporation         13,327,009        23,507,940        0.7
                 1,186,735   +On Assignment, Inc. (a)       21,136,497        21,242,557        0.7
                 1,940,500   +PRG-Schultz
                              International, Inc            16,010,801        27,264,025        0.9
                   345,700   +Valassis Communica-
                              tions, Inc.                   12,506,949        13,354,391        0.4
                                                          -----------------------------------------
                                                           152,488,776       190,309,837        5.9
---------------------------------------------------------------------------------------------------


                         March 31, 2002 (23) Mercury Small Cap Value Fund, Inc.


                                                                          In US Dollars
                                                          -----------------------------------------
                                                                                            Percent
                   Shares                                                                    of Net
Industry            Held             Stocks                    Cost            Value         Assets
---------------------------------------------------------------------------------------------------

Communi-           803,000   +Advanced Fibre
cations                       Communications, Inc.        $ 11,282,139      $ 15,409,570        0.5%
Equipment        1,091,300   +Arris Group Inc.               8,940,979        10,149,090        0.3
                 4,353,105   +Aspect Communications
                              Corporation (a)               23,656,333        17,020,641        0.5
                 1,054,600   +Computer Network
                              Technology Corporation        10,329,263        13,941,812        0.4
                 2,264,119   +Proxim Corporation            11,408,246         5,433,885        0.2
                   250,700    Scientific-Atlanta, Inc.       5,831,888         5,791,170        0.2
                                                          -----------------------------------------
                                                            71,448,848        67,746,168        2.1
---------------------------------------------------------------------------------------------------
Computers        1,026,500   +Electronics for
& Periph-                     Imaging, Inc.                 19,825,630        18,784,950        0.6
erals            5,083,200   +Maxtor Corporation            27,624,446        35,328,240        1.1
                                                          -----------------------------------------
                                                            47,450,076        54,113,190        1.7
---------------------------------------------------------------------------------------------------
Containers         672,400    Rock-Tenn Company
& Packaging                   (Class A)                      8,241,796        14,422,980        0.4
---------------------------------------------------------------------------------------------------
Distributors       608,100    Applied Industrial
                              Technologies, Inc.            10,220,824        11,705,925        0.4
                 1,239,000   +MSC Industrial
                              Direct Co., Inc. (Class A)    17,425,590        28,373,100        0.9
                 1,433,210   +Nu Horizons Electronics
                              Corp. (a)                     12,579,318        14,117,118        0.4
                                                          -----------------------------------------
                                                            40,225,732        54,196,143        1.7
---------------------------------------------------------------------------------------------------
Diversified      5,978,400   +Knight Trading Group, Inc.    55,663,168        42,685,776        1.3
Financials
---------------------------------------------------------------------------------------------------
Electrical       1,802,500   +Paxar Corporation             20,742,303        30,372,125        0.9
Equipment
---------------------------------------------------------------------------------------------------
Electronic         882,700   +Anixter International Inc.    14,305,583        26,154,401        0.8
Equipment &        314,750   +Clare, Inc.                    2,564,843         1,148,837        0.0
Instruments        121,800   +Cognex Corporation             2,636,238         3,539,508        0.1
                 1,252,900   +Cree, Inc. (a)                25,249,576        17,077,027        0.5
                   211,200   +II-VI Incorporated             2,919,246         3,199,680        0.1
                 4,727,500    Symbol Technologies, Inc.     42,626,126        53,137,100        1.7
                 1,147,300   +Tech Data Corporation         29,337,357        52,649,597        1.6
                                                          -----------------------------------------
                                                           119,638,969       156,906,150        4.8
---------------------------------------------------------------------------------------------------
Energy             539,000   +BJ Services Company           17,475,355        18,579,330        0.6
Equipment          513,700    Diamond Offshore
& Services                    Drilling, Inc.                15,179,433        16,058,262        0.5
                   575,400   +FMC Technologies, Inc.        10,442,274        11,467,722        0.4
                   643,500    Halliburton Company           10,400,190        10,984,545        0.3
                   727,800   +Key Energy Services, Inc.      7,545,323         7,802,016        0.2
                   348,100   +National-Oilwell, Inc.         7,615,414         8,817,373        0.3
                                                          -----------------------------------------
                                                            68,657,989        73,709,248        2.3
---------------------------------------------------------------------------------------------------



             March 31, 2002 (24) Mercury Small Cap Value Fund, Inc.


                                                                          In US Dollars
                                                          --------------------------------------------
                                                                                            Percent
                   Shares                                                                    of Net
Industry            Held             Stocks                    Cost            Value         Assets
------------------------------------------------------------------------------------------------------

Food             1,119,800    Corn Products
Products                      International, Inc.         $ 29,511,060      $ 36,057,560        1.1%
                   463,471   +Dean Foods Company            22,358,072        35,094,024        1.1
                                                          --------------------------------------------
                                                            51,869,132        71,151,584        2.2
------------------------------------------------------------------------------------------------------
Health Care        348,400    C.R. Bard, Inc.               18,464,678        20,573,020        0.7
Equipment          238,500   +Closure Medical
& Supplies                    Corporation                    3,804,203         4,693,680        0.1
                 1,142,400   +Conceptus, Inc. (a)           16,406,378        24,618,720        0.8
                   910,200   +INAMED Corporation            23,271,495        29,945,580        0.9
                 1,673,000   +Intuitive Surgical, Inc.      15,202,232        15,726,200        0.5
                   477,300    Mentor Corporation             7,937,684        17,220,984        0.5
                                                          --------------------------------------------
                                                            85,086,670       112,778,184        3.5
------------------------------------------------------------------------------------------------------
Health           1,004,600   +Boron, LePore &
Care                          Associates, Inc. (a)          13,247,441        12,175,752        0.4
Providers        1,341,300   +Caremark Rx, Inc.             18,645,930        26,155,350        0.8
& Services       2,156,000    Hooper Holmes, Inc.           14,296,575        22,616,440        0.7
                   612,100   +MAXIMUS, Inc.                 20,745,754        18,809,833        0.6
                 1,969,500   +Orthodontic Centers of
                              America, Inc.                 41,617,414        54,377,895        1.7
                   281,700    Owens & Minor, Inc.            5,024,808         5,532,588        0.2
                   150,200   +Pharmaceutical Product
                              Development, Inc.              4,048,686         5,234,470        0.2
                 2,005,800   +Quintiles Transnational
                              Corp.                         31,665,438        35,602,950        1.1
                   859,700   +WebMD Corporation              6,313,656         6,602,496        0.1
                                                          --------------------------------------------
                                                           155,605,702       187,107,774        5.8
------------------------------------------------------------------------------------------------------
Hotels,            418,200   +California Pizza
Restau-                       Kitchen, Inc.                  8,069,649        10,459,182        0.3
rants &          1,197,200   +Dover Downs
Leisure                       Entertainment, Inc. (a)       14,808,799        19,442,528        0.6
                   869,300   +Jack in the Box Inc.          21,924,761        25,774,745        0.8
                 1,180,400   +Outback Steakhouse, Inc.      29,988,682        42,222,908        1.3
                   459,400   +Panera Bread Company
                              (Class A)                      2,816,055        29,268,374        0.9
                                                          --------------------------------------------
                                                            77,607,946       127,167,737        3.9
------------------------------------------------------------------------------------------------------
Household          441,100   +Furniture Brands
Durables                      International, Inc.           10,112,622        16,078,095        0.5
                   131,100   +WCI Communities, Inc.          2,490,900         3,198,840        0.1
                                                          --------------------------------------------
                                                            12,603,522        19,276,935        0.6
------------------------------------------------------------------------------------------------------



             March 31, 2002 (25) Mercury Small Cap Value Fund, Inc.


                                                                          In US Dollars
                                                          ---------------------------------------------
                                                                                              Percent
               Shares                                                                          of Net
Industry        Held            Stocks                          Cost             Value         Assets
-------------------------------------------------------------------------------------------------------

IT Consult-  1,108,900   +American Management
ing &                     Systems, Incorporated             $ 15,599,072      $ 20,715,361       0.6%
Services       114,600   +Anteon International
                          Corporation                          2,062,800         2,383,680       0.1
               659,300   +J.D. Edwards & Company               5,271,042        11,893,772       0.4
             1,543,400   +Sykes Enterprises,Incorporated      10,324,649        14,955,546       0.4
                                                            -------------------------------------------
                                                              33,257,563        49,948,359       1.5
-------------------------------------------------------------------------------------------------------
Insurance       80,000    American National
                          Insurance Company                    5,869,228         7,560,000       0.2
               358,800    PXRE Group Limited                   6,843,993         8,611,200       0.3
               955,300    Protective Life Corporation         29,806,922        29,786,254       0.9
               144,600    Scottish Annuity &
                          Life Holdings, Ltd.                  1,756,501         2,747,400       0.1
                                                            -------------------------------------------
                                                              44,276,644        48,704,854       1.5
-------------------------------------------------------------------------------------------------------
Internet &     599,100   +Coldwater Creek Inc. (a)            11,930,662        10,640,016       0.3
Catalog        946,700   +Insight Enterprises, Inc.           16,493,797        21,433,288       0.7
Retail                                                      -------------------------------------------
                                                              28,424,459        32,073,304       1.0
-------------------------------------------------------------------------------------------------------
Internet       724,900   +Agile Software Corporation           8,563,794         8,771,290       0.3
Software &   1,187,900   +Clarus Corporation (a)               7,136,117         4,525,899       0.1
Services     9,619,800   +Commerce One, Inc.                  32,852,504        15,006,888       0.5
             3,494,400   +EXE Technologies, Inc. (a)          15,012,804         7,512,960       0.2
             1,879,700   +EarthLink, Inc.                     18,246,220        19,078,955       0.6
             5,824,200   +Liberate Technologies, Inc. (a)     40,110,557        34,653,990       1.1
               301,100   +Vastera, Inc.                        3,432,441         4,465,313       0.1
             9,523,100   +Vignette Corporation                39,671,171        32,759,464       1.0
             1,441,200   +Vitria Technology, Inc.              7,168,789         5,692,740       0.2
                                                            -------------------------------------------
                                                             172,194,397       132,467,499       4.1
-------------------------------------------------------------------------------------------------------
Leisure      2,652,500   +APAC Customer Services,
Equipment                 Inc. (a)                            11,919,077         8,488,000       0.3
& Products   1,415,300   +DoubleClick Inc.                    10,661,107        16,969,447       0.5
               580,600   +Take-Two Interactive
                          Software, Inc.                       5,791,436        11,670,060       0.3
                                                            -------------------------------------------
                                                              28,371,620        37,127,507       1.1
-------------------------------------------------------------------------------------------------------
Machinery      480,777    BHA Group Holdings, Inc.
                          (Class A) (a)                        5,167,876         8,053,015       0.2
               654,800    Gibraltar Steel Corporation (a)     11,435,513        14,248,448       0.4
               165,700   +Global Power Equipment Group Inc.    2,020,518         2,066,279       0.1
               782,200    Kaydon Corp.                        19,602,196        21,119,400       0.7
               178,180   +Miller Industries, Inc.              4,196,214           577,303       0.0



             March 31, 2002 (26) Mercury Small Cap Value Fund, Inc.


                                                                          In US Dollars
                                                          ---------------------------------------------
                                                                                              Percent
               Shares                                                                          of Net
Industry        Held            Stocks                          Cost             Value         Assets
-------------------------------------------------------------------------------------------------------

Machinery      617,300    Reliance Steel &
(concluded)               Aluminum Co.                      $ 15,583,826      $ 17,031,307       0.5%
               794,800   +Shiloh Industries, Inc. (a)          8,882,068         1,971,104       0.1
             1,241,100   +Wolverine Tube, Inc. (a)            19,008,438        10,797,570       0.3
                                                            -------------------------------------------
                                                              85,896,649        75,864,426       2.3
-------------------------------------------------------------------------------------------------------
Marine         350,100    UTI Worldwide, Inc.                  4,838,792         6,931,980       0.2
-------------------------------------------------------------------------------------------------------
Media          252,100    Harte-Hanks, Inc.                    6,631,636         7,976,444       0.2
             2,634,600   +Paxson Communications
                          Corporation                         27,010,267        28,875,216       0.9
               694,400    The Reader's Digest
                          Association, Inc. (Class A)         14,263,400        15,561,504       0.5
               396,600   +Sinclair Broadcast Group,
                          Inc. (Class A)                       4,240,522         5,373,930       0.2
                                                            -------------------------------------------
                                                              52,145,825        57,787,094       1.8
-------------------------------------------------------------------------------------------------------
Metals &       612,700    A.M. Castle & Company                9,621,307         6,641,668       0.2
Mining         276,600   +Novamerican Steel, Inc.              3,032,859         1,737,048       0.1
               724,900    Quanex Corporation (a)              15,388,516        25,733,950       0.8
             1,700,981    Ryerson Tull, Inc. (a)              26,949,303        18,625,742       0.6
               648,310   +Zemex Corporation (a)                5,334,114         4,427,957       0.1
                                                            -------------------------------------------
                                                              60,326,099        57,166,365       1.8
-------------------------------------------------------------------------------------------------------
Multiline      561,500   +Factory 2-U Stores, Inc.             9,532,883         7,243,350       0.2
Retail
-------------------------------------------------------------------------------------------------------
Office         196,400   +Zebra Technologies
Electronics               Corporation (Class A)                7,596,586        10,623,276       0.3
-------------------------------------------------------------------------------------------------------
Oil & Gas      582,600    Burlington Resources Inc.           21,101,943        23,356,434       0.7
               243,600   +Evergreen Resources, Inc.            7,669,826        10,158,120       0.3
               955,000    Noble Affiliates, Inc.              32,053,540        37,302,300       1.1
               705,891   +Plains Resources Inc.                9,066,093        17,562,568       0.5
               462,300   +Stone Energy Corporation            17,205,711        17,914,125       0.6
               542,950   +Tom Brown, Inc.                      9,098,306        14,822,535       0.5
             1,127,900    Vintage Petroleum, Inc.             17,060,116        16,580,130       0.5
             1,919,200    XTO Energy, Inc.                    31,201,281        38,479,960       1.2
                                                            -------------------------------------------
                                                             144,456,816       176,176,172       5.4
-------------------------------------------------------------------------------------------------------
Paper &        917,000    Boise Cascade
Forest                    Corporation                         26,977,105        33,232,080       1.0
Products     1,372,600   +Mercer International,
                          Inc. (a)                            13,380,405         9,553,296       0.3
                                                            -------------------------------------------
                                                              40,357,510        42,785,376       1.3
-------------------------------------------------------------------------------------------------------
Personal         1,317   +Adrien Arpel, Inc.
Products                  (Preferred)                                  0                 0       0.0
-------------------------------------------------------------------------------------------------------
Pharmaceu-     702,100   +Isis Pharmaceuticals, Inc.           9,852,532        11,289,768       0.3
ticals
-------------------------------------------------------------------------------------------------------



             March 31, 2002 (27) Mercury Small Cap Value Fund, Inc.


                                                                          In US Dollars
                                                          ---------------------------------------------
                                                                                              Percent
               Shares                                                                          of Net
Industry        Held            Stocks                          Cost             Value         Assets
-------------------------------------------------------------------------------------------------------

Real Estate    768,300    Brandywine Realty Trust           $ 14,374,333      $ 18,362,370       0.6%
               424,000    Camden Property Trust               12,603,113        16,586,880       0.5
               101,700    Crescent Real Estate
                          Equities Company                     1,813,597         1,972,980       0.1
             2,084,600   +La Quinta Corp.                     14,428,557        14,904,890       0.5
             1,142,600    TrizecHahn Corporation              18,624,292        18,087,358       0.5
                                                            -------------------------------------------
                                                              61,843,892        69,914,478       2.2
-------------------------------------------------------------------------------------------------------
Road &       1,635,500    CNF Transportation Inc.             47,520,179        53,955,145       1.6
Rail
-------------------------------------------------------------------------------------------------------
Semicon-       739,200   +ATMI, Inc.                          15,883,478        23,247,840       0.7
ductor       1,127,500   +AXT, Inc. (a)                       15,898,940        12,064,250       0.4
Equipment      677,600   +Actel Corp.                         14,269,456        14,033,096       0.4
& Products     247,500   +Electroglas, Inc.                    3,911,219         4,182,750       0.1
               768,350   +IXYS Corporation                     4,750,494         8,982,012       0.3
               444,700   +Pixelworks, Inc.                     5,921,618         5,727,736       0.2
                                                            -------------------------------------------
                                                              60,635,205        68,237,684       2.1
-------------------------------------------------------------------------------------------------------
Software       926,200   +Aspen Technology, Inc.              14,102,831        21,209,980       0.6
             2,462,260   +E.piphany, Inc.                     13,590,681        18,614,686       0.6
             2,544,800   +Entrust Technologies Inc.           11,303,426        12,927,584       0.4
             1,319,300   +FileNET Corporation                 17,262,999        22,546,837       0.7
               842,500   +i2 Technologies, Inc.                5,197,399         4,263,050       0.1
               729,953   +InterVoice-Brite, Inc.               6,711,290         4,671,699       0.1
               458,300   +Legato Systems, Inc.                 5,359,388         4,129,283       0.1
               499,200   +Micros Systems, Inc.                 8,744,443        12,704,640       0.4
             1,835,200   +Nuance Communications Inc. (a)      14,139,621        12,534,416       0.4
             5,123,900   +Parametric Technology Corporation   34,536,125        30,948,356       1.0
               705,600   +Progress Software Corporation        9,231,315        12,799,584       0.4
               720,720   +QRS Corporation                      7,899,333         8,504,496       0.3
               335,500   +RSA Security Inc.                    3,404,044         3,019,500       0.1
               695,600   +Radiant Systems, Inc.                4,366,685         6,295,180       0.2
               279,800   +SmartForce Public Limited
                          Company (ADR) (b)                    3,978,082         2,937,900       0.1
             1,729,600   +Transaction Systems
                          Architects, Inc. (Class A)          20,768,140        19,717,440       0.6
                                                            -------------------------------------------
                                                             180,595,802       197,824,631       6.1
-------------------------------------------------------------------------------------------------------
Specialty      277,900   +Abercrombie & Fitch Co.
Retail                    (Class A)                            7,544,318         8,559,320       0.3
               328,700   +American Eagle
                          Outfitters, Inc.                     6,252,009         8,141,899       0.3
               806,100   +Charlotte Russe Holding Inc.        14,103,995        20,910,234       0.6
               138,300   +Cost Plus, Inc.                      2,393,505         3,784,220       0.1
               314,500   +Linens 'n Things, Inc.               6,407,192         9,601,685       0.3
             1,790,300   +The Men's Wearhouse, Inc.           39,453,205        41,803,505       1.3



             March 31, 2002 (28) Mercury Small Cap Value Fund, Inc.


                                                                             In US Dollars
                                                          --------------------------------------------------
                                                                                                   Percent
               Shares                                                                               of Net
Industry        Held            Stocks                             Cost               Value         Assets
------------------------------------------------------------------------------------------------------------

Specialty      948,800   +Michael's Stores                   $    9,883,002      $   35,864,640        1.1%
Retail         359,000    The Talbots, Inc.                      13,086,210          12,708,600        0.4
(concluded)  1,342,700   +United Rentals, Inc.                   25,341,377          36,897,396        1.1
                                                             -----------------------------------------------
                                                                124,464,813         178,271,499        5.5
------------------------------------------------------------------------------------------------------------
Textiles,      694,800   +Fossil, Inc.                           15,309,845          18,474,732        0.5
Apparel &      442,600   +The Timberland Company
Luxury                    (Class A)                              15,653,976          18,699,850        0.6
Goods        2,074,300   +Unifi, Inc.                            20,299,348          19,498,420        0.6
                                                             -----------------------------------------------
                                                                 51,263,169          56,673,002        1.7
------------------------------------------------------------------------------------------------------------
Transpor-      827,000   +Ambassadors Group, Inc                  6,598,573          11,387,790        0.3
tation Infra-
structure
------------------------------------------------------------------------------------------------------------
                          Total Stocks                        2,477,218,902       2,913,004,340       89.6
------------------------------------------------------------------------------------------------------------

                Face
               Amount           Short-Term Securities
------------------------------------------------------------------------------------------------------------

Commercial  $30,000,000   Gannett Company,
Paper*                    1.80% due 4/10/2002                    29,982,000          29,982,000        0.9
             57,085,000   General Motors Acceptance Corp.,
                          1.85% due 4/01/2002                    57,076,199          57,076,199        1.8
                          International Lease Finance:
             40,000,000     1.80% due 4/10/2002                  39,976,000          39,976,000        1.2
             20,000,000     1.81% due 4/25/2002                  19,972,850          19,972,850        0.6
             20,000,000   Verizon Network,
                          1.78% due 4/18/2002                    19,980,222          19,980,222        0.6
                                                              ----------------------------------------------
                                                                166,987,271         166,987,271        5.1
------------------------------------------------------------------------------------------------------------
US           50,000,000   Federal Home Loan Bank,
Government                1.78% due 4/24/2002                    49,935,722          49,935,722        1.5
Agency       60,000,000   Federal Home Loan
Obligations*              Mortgage Corporation
                          Participation Certificates,
                          1.72% due 4/09/2002                    59,968,467          59,968,467        1.9
                                                              ----------------------------------------------
                                                                109,904,189         109,904,189        3.4
------------------------------------------------------------------------------------------------------------
Supra-       53,600,000   International Bank
national*                 For Reconstruction,
                          1.81% due 5/07/2002                    53,494,899          53,494,899        1.7
------------------------------------------------------------------------------------------------------------
                          Total Short-Term Securities           330,386,359         330,386,359       10.2
------------------------------------------------------------------------------------------------------------
                          Total Investments                  $2,807,605,261       3,243,390,699       99.8
                                                             ==============
                          Other Assets Less
                          Liabilities                                                 5,568,666        0.2
                                                                                 ---------------------------
                          Net Assets                                             $3,248,959,365      100.0%
                                                                                 =========================
------------------------------------------------------------------------------------------------------------



             March 31, 2002 (29) Mercury Small Cap Value Fund, Inc.

SCHEDULE OF INVESTMENTS (CONCLUDED)

+     Non-income producing security.

* Commercial Paper, certain US Government Agency Obligations and Supranational securities are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Trust.

(a) Investments in companies 5% or more of whose outstanding securities are held by the Trust (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:



-----------------------------------------------------------------------------------------------------------
                                                                    Net Share          Net         Dividend
Industry                         Affiliate                          Activity           Cost         Income
------------------------------------------------------------------------------------------------------------

Aerospace & Defense       Triumph Group, Inc.                          442,300     $ 14,489,661        +
------------------------------------------------------------------------------------------------------------
Auto Components           Keystone Automotive Industries, Inc.         107,900          676,809        +
------------------------------------------------------------------------------------------------------------
Biotechnology             Vical Incorporated                           778,400        8,000,138        +
------------------------------------------------------------------------------------------------------------
Building Products         Watsco, Inc. (Class A)                       386,700        5,144,060     $249,743
------------------------------------------------------------------------------------------------------------
Commercial Services       Ambassadors International, Inc.               51,000       (5,762,269)       +
& Supplies                On Assignment, Inc.                        1,146,635       20,357,688        +
------------------------------------------------------------------------------------------------------------
Communications            Aspect Communications Corporation          2,375,805        7,267,518        +
Equipment
------------------------------------------------------------------------------------------------------------
Distributors              Nu Horizons Electronics Corp.                 99,850           51,510        +
------------------------------------------------------------------------------------------------------------
Electronic Equipment      Cree, Inc.                                 1,252,900       25,249,576        +
& Instruments
------------------------------------------------------------------------------------------------------------
Health Care Equipment     Conceptus, Inc.                            1,142,400       16,406,378        +
& Supplies
------------------------------------------------------------------------------------------------------------
Health Care Providers     Boron, LePore & Associates, Inc.             374,400        4,921,548        +
& Services
------------------------------------------------------------------------------------------------------------
Hotels, Restaurants       Dover Downs Entertainment, Inc.              313,100        4,393,858        +
& Leisure
------------------------------------------------------------------------------------------------------------
Internet & Catalog        Coldwater Creek Inc.                         161,500        3,740,296        +
Retail
------------------------------------------------------------------------------------------------------------
Internet Software         Clarus Corporation                           837,000        4,670,277        +
& Services                EXE Technologies, Inc.                     2,402,000        8,348,776        +
                          Liberate Technologies, Inc.                5,824,200       40,110,557        +
------------------------------------------------------------------------------------------------------------
Leisure Equipment         APAC Customer Services Inc.                  385,700          531,455        +
& Products
------------------------------------------------------------------------------------------------------------
Machinery                 BHA Group Holdings, Inc.                    (157,500)      (1,915,226)      52,435
                          Gibraltar Steel Corporation                  104,500        1,752,866       81,764
                          Shiloh Industries, Inc.                       79,900       (1,027,281)       +
                          Wolverine Tube, Inc.                         334,500        4,678,564        +
------------------------------------------------------------------------------------------------------------
Metals & Mining           Quanex Corporation                           213,200        5,272,350      395,072
                          Ryerson Tull, Inc.                           131,900          452,471      325,451
                          Zemex Corporation                           (215,300)      (1,948,737)       +
------------------------------------------------------------------------------------------------------------
Paper & Forest
Products                  Mercer International, Inc.                    41,100       (2,388,357)       +
------------------------------------------------------------------------------------------------------------
Semiconductor Equipment   AXT, Inc.                                  1,127,500       15,898,940        +
& Products
------------------------------------------------------------------------------------------------------------
Software                  Nuance Communications Inc.                 1,835,200       14,139,621        +
------------------------------------------------------------------------------------------------------------


+     Non-income producing security.

(b)   American Depositary Receipts (ADR).

      See Notes to Financial Statements.

             March 31, 2002 (30) Mercury Small Cap Value Fund, Inc.


STATEMENT OF ASSETS AND LIABILITIES

As of March 31, 2002

MASTER SMALL CAP VALUE TRUST


Assets:
Investments, at value (including securities loaned
of $265,610,989) (identified cost--$2,807,605,261)                                  $3,243,390,699
Cash                                                                                       199,648
Investments held as collateral for loaned securities, at value                         280,467,800
Receivables:
  Contributions                                                   $   26,305,171
  Securities sold                                                      7,357,917
  Dividends                                                            1,144,775
  Loaned securities                                                       34,724        34,842,587
                                                                  --------------
Prepaid expenses and other assets                                                           77,915
                                                                                    --------------
Total assets                                                                         3,558,978,649
                                                                                    --------------
--------------------------------------------------------------------------------------------------

Liabilities:

Collateral on securities loaned, at value                                              280,467,800
Payables:
  Securities purchased                                                19,874,847
  Withdrawals                                                          8,364,269
  Investment adviser                                                   1,097,388        29,336,504
                                                                  --------------
Accrued expenses and other liabilities                                                     214,980
                                                                                    --------------
Total liabilities                                                                      310,019,284
                                                                                    --------------
--------------------------------------------------------------------------------------------------

Net Assets:

Net assets                                                                          $3,248,959,365
                                                                                    ==============
--------------------------------------------------------------------------------------------------

Net Assets Consist of:

Investors' capital                                                                  $2,813,173,927
Unrealized appreciation on investments--net                                            435,785,438
                                                                                    --------------
Net assets                                                                          $3,248,959,365
                                                                                    ==============
--------------------------------------------------------------------------------------------------


See Notes to Financial Statements.


             March 31, 2002 (31) Mercury Small Cap Value Fund, Inc.

STATEMENT OF OPERATIONS

For the Year Ended March 31, 2002

MASTER SMALL CAP VALUE TRUST


Investment Income:

Dividends                                                                              $  12,073,540
Interest                                                                                   9,970,484
Securities lending--net                                                                      349,588
                                                                                       -------------
Total income                                                                              22,393,612
                                                                                       -------------
----------------------------------------------------------------------------------------------------

Expenses:

Investment advisory fees                                              $  11,136,073
Accounting services                                                         521,020
Custodian fees                                                              255,918
Professional fees                                                           121,826
Trustees' fees and expenses                                                  45,197
Pricing fees                                                                  1,272
Printing and shareholder reports                                                130
Other                                                                        55,041
                                                                      -------------
Total expenses                                                                            12,136,477
                                                                                       -------------
Investment income--net                                                                    10,257,135
----------------------------------------------------------------------------------------------------

Realized & Unrealized Gain on Investments--Net:

Realized gain on investments--net                                                        113,102,679
Change in unrealized appreciation/depreciation on investments--net                       472,415,629
                                                                                       -------------
Net Increase in Net Assets Resulting from Operations                                   $ 595,775,443
                                                                                       =============
----------------------------------------------------------------------------------------------------


See Notes to Financial Statements.


             March 31, 2002 (32) Mercury Small Cap Value Fund, Inc.

STATEMENTS OF CHANGES IN NET ASSETS

MASTER SMALL CAP VALUE TRUST



                                                                    For the         For the Period
                                                                  Year Ended       Sept. 1, 2000+ to
Increase (Decrease) in Net Assets:                              March 31, 2002      March 31, 2001
---------------------------------------------------------------------------------------------------
Operations:

Investment income--net                                          $    10,257,135     $     7,202,182
Realized gain on investments--net                                   113,102,679         100,638,142
Change in unrealized appreciation/depreciation
on investments--net                                                 472,415,629        (167,772,844)
                                                                -----------------------------------
Net increase (decrease) in net assets resulting
from operations                                                     595,775,443         (59,932,520)
                                                                -----------------------------------
---------------------------------------------------------------------------------------------------

Capital Transactions:

Proceeds from contributions                                       1,801,296,041       1,881,344,747
Fair value of withdrawals                                          (701,668,269)       (267,956,177)
                                                                -----------------------------------
Net increase in net assets derived from capital transactions      1,099,627,772       1,613,388,570
                                                                -----------------------------------
---------------------------------------------------------------------------------------------------

Net Assets:

Total increase in net assets                                      1,695,403,215       1,553,456,050
Beginning of period                                               1,553,556,150             100,100
                                                                -----------------------------------
End of period                                                   $ 3,248,959,365     $ 1,553,556,150
                                                                ===================================
---------------------------------------------------------------------------------------------------

+     Commencement of operations.

      See Notes to Financial Statements.

             March 31, 2002 (33) Mercury Small Cap Value Fund, Inc.

FINANCIAL HIGHLIGHTS

MASTER SMALL CAP VALUE TRUST


The following ratios have been derived from               For the          For the Period
information provided in the financial statements        Year Ended       Sept. 1, 2000+ to
                                                       March 31, 2002      March 31, 2001
------------------------------------------------------------------------------------------

Total Investment Return:                                       32.13%                   --
                                                       ===================================
------------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses                                                         .52%                 .54%*
                                                       -----------------------------------
Investment income--net                                           .44%                 .85%*
                                                       ===================================
------------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)               $    3,248,959      $     1,553,556
                                                       -----------------------------------
Portfolio turnover                                             54.14%               42.30%
                                                       ===================================
------------------------------------------------------------------------------------------


*     Annualized.

+     Commencement of operations.

      See Notes to Financial Statements.


             March 31, 2002 (34) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS

MASTER SMALL CAP VALUE TRUST

(1)  Significant Accounting Policies:

     Master Small Cap Value Trust (the "Trust") is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of the Trust permits the Trustees to issue nontransferable interests in the Trust, subject to certain limitations. The Trust's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Trust.

     (a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities that are traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by a pricing service retained by the Trust which may use a matrix system for valuations.

     (b) Derivative financial instruments--The Trust may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Trust is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.


             March 31, 2002 (35) Mercury Small Cap Value Fund, Inc.

     o Financial futures contracts--The Trust may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Trust deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Trust agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Trust as unrealized gains or losses. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

     o Options--The Trust is authorized to write put and covered call options and purchase put and call options. When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

     When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Trust enters into a closing transaction), the Trust realizes a gain or loss on the option to the extent of the premiums received or paid (or loss or gain to the extent the cost of the closing transaction exceeds the premium paid or received). Written and purchased options are non-income producing investments.

     o Forward foreign exchange contracts--The Trust is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is


             March 31, 2002 (36) Mercury Small Cap Value Fund, Inc.

     recorded by the Trust as an unrealized gain or loss. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

     o Foreign currency options and futures--The Trust may purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar-denominated securities owned by the Trust, sold by the Trust but not yet delivered, or committed or anticipated to be purchased by the Trust.

     (c) Income taxes--The Trust is classified as a partnership for Federal income tax purposes. As such, each investor in the Trust is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Trust. Accordingly, as a "pass through" entity, the Trust pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Trust's assets will be managed so an investor in the Trust can satisfy the requirements of subchapter M of the Internal Revenue Code.

     (d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

     (e) Securities lending--The Trust may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US Government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Trust receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Trust typically receives the income on the loaned securities but does not receive the income on the collateral. Where


             March 31, 2002 (37) Mercury Small Cap Value Fund, Inc.

     the Trust receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Trust may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Trust could experience delays and costs in gaining access to the collateral. The Trust also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(2)  Investment Advisory Agreement and Transactions with Affiliates:

     The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

     FAM is responsible for the management of the Trust's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Trust. For such services, the Trust pays a monthly fee upon the average daily value of the Fund's net assets at the following annual rates: .50% of the Fund's average net assets not exceeding $1 billion, .475% of average daily net assets in excess of $1 billion but not exceeding $1.5 billion; and .45% of average daily net assets in excess of $1.5 billion.

     The Trust has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., or its affiliates. As of March 31, 2002, the Trust lent securities with a value of $133,385,160 to MLPF&S. Pursuant to that order, the Trust also has retained QA Advisors, LLC ("QA Advisors"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. QA Advisors may, on behalf of the Trust, invest cash collateral received

             March 31, 2002 (38) Mercury Small Cap Value Fund, Inc.

     by the Trust for such loans, among other things, in a private investment company managed by QA Advisors or in registered money market funds advised by FAM or its affiliates. As of March 31, 2002, cash collateral of $84,224,850 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC and $196,242,950 was invested in the Merrill Lynch Premier Institutional Fund. For the year ended March 31, 2002, QA Advisors received $29,395 in securities lending agent fees.

     In addition, MLPF&S received $533,101 in commissions on the execution of portfolio security transactions for the Trust for the year ended March 31, 2002.

     For the year ended March 31, 2002, the Trust reimbursed FAM $51,374 for certain accounting services.

     Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

(3)  Investments:

     Purchases and sales of investments, excluding short-term securities, for the year ended March 31, 2002 were $2,027,531,020 and $1,092,303,236, respectively.

     Net realized gains for the year ended March 31, 2002 and net unrealized gains as of March 31, 2002 were as follows:

                                                  Realized          Unrealized
                                                   Gains              Gains
     --------------------------------------------------------------------------
     Long-term investments                      $113,102,477       $435,785,438
     Short-term investments                              202                 --
                                                -------------------------------
     Total                                      $113,102,679       $435,785,438
                                                ===============================
     --------------------------------------------------------------------------

     As of March 31, 2002, net unrealized appreciation for Federal income tax purposes aggregated $423,312,165, of which $576,800,744 related to appreciated securities and $153,488,579 related to depreciated securities. At March 31, 2002, the aggregate cost of investments for Federal income tax purposes was $2,820,078,534.


             March 31, 2002 (39) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

(4)  Short-Term Borrowings:

     The Trust, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Trust may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Trust may borrow up to the maximum amount allowable under the Trust's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Trust pays a commitment fee of .09% per annum based on the Trust's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Trust did not borrow under the credit agreement during the year ended March 31, 2002.

             March 31, 2002 (40) Mercury Small Cap Value Fund, Inc.

INDEPENDENT AUDITORS' REPORT

MASTER SMALL CAP VALUE TRUST

The Board of Trustees and Investors,
Master Small Cap Value Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Small Cap Value Trust as of March 31, 2002, the related statements of operations for the year then ended and changes in net assets and the financial highlights for the year then ended and for the period September 1, 2000 (commencement of operations) to March 31, 2001. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at March 31, 2002 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Small Cap Value Trust as of March 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the year then ended and for the period September 1, 2000 (commencement of operations) to March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
New York, New York
May 10, 2002


             March 31, 2002 (41) Mercury Small Cap Value Fund, Inc.

OFFICERS AND DIRECTORS/TRUSTEES

INTERESTED DIRECTOR/TRUSTEE



                                                                                                        Number of
                                                                                                        Portfolios
                                                                                                         in Fund      Other
                                                                                                          Complex     Directorships
                           Position(s)    Length                                                        Overseen by   Held by
                           Held           of Time                                                        Director/    Director/
Name, Address & Age        with Fund      Served    Principal Occupation(s) During Past 5 Years          Trustee      Trustee
-----------------------------------------------------------------------------------------------------------------------------------

Terry K. Glenn*            President      1999 to   Chairman Americas Region since 2001, and              127 Funds       None
800 Scudders Mill Road     and            present   Executive Vice President since 1983 of Fund        184 Portfolios
Plainsboro, NJ 08536       Director/                Asset Management, L.P. ("FAM") and Merrill
Age: 61                    Trustee                  Lynch Investment Managers, L.P. ("MLIM");
                                                    President of Merrill Lynch Mutual Funds since
                                                    1999; President of FAM Distributors, Inc. ("FAMD")
                                                    since 1986 and Director thereof since 1991;
                                                    Executive Vice President and Director of
                                                    Princeton Services, Inc. ("Princeton Services")
                                                    since 1993; President of Princeton
                                                    Administrators, L.P. since 1988; Director
                                                    of Financial Data Services, Inc., since 1985.


* Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as investment adviser. Mr. Glenn is an "interested person," as described in the Investment Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of FAM and MLIM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P. The Director's/Trustee's term is unlimited. As Fund President, Mr. Glenn serves at the pleasure of the Board of Directors.

INDEPENDENT DIRECTORS/TRUSTEES



                                                                                                        Number of
                                                                                                        Portfolios
                                                                                                         in Fund      Other
                                                                                                          Complex     Directorships
                           Position(s)    Length                                                        Overseen by   Held by
                           Held           of Time                                                        Director/    Director/
Name, Address & Age        with Fund      Served    Principal Occupation(s) During Past 5 Years          Trustee      Trustee
-----------------------------------------------------------------------------------------------------------------------------------

Donald W. Burton           Director/      2002 to   General Partner of The Burton Partnership,            25 Funds     ITC Delta-
614 West Bay Street        Trustee        present   Limited Partnership; Managing General Partner      41 Portfolios   Com, Inc.;
Tampa, FL 33606                                     of The South Atlantic Venture Funds; Member                        ITC Holding
Age: 58                                             of the Investment Advisory Committee of the                        Company,
                                                    Florida State Board of Administration.                             Inc.;
                                                                                                                       Knology,
                                                                                                                       Inc.; Main-
                                                                                                                       Bancorp,
                                                                                                                       N.A.; Pri-
                                                                                                                       Care, Inc.;
                                                                                                                       Sumbion,
                                                                                                                       Inc.
------------------------------------------------------------------------------------------------------------------------------------
M. Colyer Crum             Director/      1978 to   James R. Williston Professor of Investment            25 Funds     Cambridge
104 Westcliff Road         Trustee        present   Management Emeritus, Harvard Business               41 Portfolios  Bancorp
Weston, MA 02493                                    School since 1996.
Age: 69
------------------------------------------------------------------------------------------------------------------------------------
Laurie Simon Hodrick       Director/      1999 to   Professor of Finance and Economics, Graduate          25 Funds     Junior
809 Uris Hall              Trustee        present   School of Business, Columbia University since       41 Portfolios  League of
3022 Broadway                                       1998; Associate Professor of Finance and                           Central
New York, NY 10027                                  Economics, Graduate School of Business,                            Westchester
Age: 39                                             Columbia University from 1996 to 1998.
------------------------------------------------------------------------------------------------------------------------------------



           March 31, 2002 (42 & 43) Mercury Small Cap Value Fund, Inc.

INDEPENDENT DIRECTORS/TRUSTEES (concluded)


                                                                                                        Number of
                                                                                                        Portfolios
                                                                                                         in Fund      Other
                                                                                                          Complex     Directorships
                           Position(s)    Length                                                        Overseen by   Held by
                           Held           of Time                                                        Director/    Director/
Name, Address & Age        with Fund      Served*   Principal Occupation(s) During Past 5 Years          Trustee      Trustee
-----------------------------------------------------------------------------------------------------------------------------------

Stephen B. Swensrud        Director/      1983 to   Chairman, Fernwood Advisors since 1996.              25 Funds      Dana Farber
88 Broad Street,           Trustee        present                                                      41 Portfolios   Cancer
2nd Floor                                                                                                              Institute;
Boston, MA 02110                                                                                                       Federation
Age: 68                                                                                                                For
                                                                                                                       American
                                                                                                                       Immigration
                                                                                                                       Reform.
------------------------------------------------------------------------------------------------------------------------------------
J. Thomas Touchton         Director/      1977 to   Managing Partner of the Witt Touchton Company         25 Funds     Tampa Bay
One Tampa City Center,     Trustee        present   since 1972.                                         41 Portfolios  History
Suite 3405                                                                                                             Center
201 North Franklin Street
Tampa, FL 33062
Age: 63
------------------------------------------------------------------------------------------------------------------------------------
Fred G. Weiss               Director/     1999 to   Managing Director of FGW Associates since            25 Funds      Watson
16450 Maddalena Place       Trustee       present   1997; Vice President, Planning Investment and      41 Portfolios   Pharma-
Delray Beach, FL 33446                              Development of Warner Lambert Co. from                             ceuticals,
Age: 60                                             1979 to 1997.                                                      Inc.; BTG
                                                                                                                       Interna-
                                                                                                                       tional PLC;
                                                                                                                       Michael J.
                                                                                                                       Fox Founda-
                                                                                                                       tion for
                                                                                                                       Parkinson's
                                                                                                                       Research.
------------------------------------------------------------------------------------------------------------------------------------


* The Director's/Trustee's term is unlimited.

FUND OFFICERS



                               Position(s)    Length
                               Held           of Time
Name, Address & Age            with Fund      Served*    Principal Occupation(s) During Past 5 Years
-----------------------------------------------------------------------------------------------------------------------------------
Donald C. Burke                Vice           1999 to    First Vice President of FAM and MLIM since 1997 and the Treasurer there-
P.O. Box 9011                  President      present    of since 1999; Senior Vice President and Treasurer of Princeton Services
Princeton, NJ 08543-9011       and                       since 1999; Vice President of FAMD since 1999; Vice President of FAM and
Age: 41                        Treasurer                 MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

------------------------------------------------------------------------------------------------------------------------------------
Robert C. Doll, Jr.            Senior         2000 to    President of FAM and MLIM since 2001; Co-Head (Americas Region) of FAM
P.O. Box 9011                  Vice           present    and MLIM from 2000 to 2002; Director of Princeton Services since 1999;
Princeton, NJ 08543-9011       President                 Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive
Age: 47                                                  Vice President thereof from 1991 to 1999.
------------------------------------------------------------------------------------------------------------------------------------
R. Elise Baum                  Senior Vice    2002 to    First Vice President of the Investment Adviser since 1999; Vice President
P.O. Box 9011                  President      present    since 1995; Senior Fund Analyst from 1994-1995; Fund Analyst from
Princeton, NJ 08543-9011                                 1993-1994; Fund Analyst from 1993-1994; Consultant from 1992-1993.
Age: 40
------------------------------------------------------------------------------------------------------------------------------------


           March 31, 2002 (44 & 45) Mercury Small Cap Value Fund, Inc.

OFFICERS AND DIRECTORS/TRUSTEES (CONCLUDED)

FUND OFFICERS (concluded)
--------------------------------------------------------------------------------


                               Position(s)    Length
                               Held           of Time
Name, Address & Age            with Fund      Served*    Principal Occupation(s) During Past 5 Years
------------------------------------------------------------------------------------------------------------------------------------

Susan B. Baker                 Secretary      2002 to    Director (Legal Advisory) of the Manager since 1999; Vice President
P.O. Box 9011                                 present    of the Manager from 1993 to 1999; attorney associated with the
Princeton, NJ 08543-9011                                 Manager since 1987.
Age: 44
------------------------------------------------------------------------------------------------------------------------------------


* Officers of the Fund serve at the pleasure of the Board of Directors.

Further information about the Fund's Officers and Directors/Trustees is available in the Fund's Statement of Additional Information, which can be obtained without charge by calling 1-888-763-2260.


CUSTODIAN AND TRANSFER AGENT

Custodian                                    Transfer Agent

The Bank of New York                         Financial Data Services, Inc.
100 Church Street                            4800 Deer Lake Drive East
New York, NY 10286                           Jacksonville, FL 33246-6484
                                             888-763-2260

          March 31, 2002 (46 & 47) Mercury Small Cap Value Fund, Inc.

[LOGO] Merrill Lynch Investment Managers

     MUTUAL        MANAGED        ALTERNATIVE          INSTITUTIONAL
     FUNDS        ACCOUNTS        INVESTMENTS        ASSET MANAGEMENT

                                                             [GRAPHIC OMITTED]

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

The Fund seeks long-term growth of capital. The Fund invests primarily in a diversified portfolio of securities, primarily common stock, of relatively small companies that Fund management believes have special investment value and emerging growth companies regardless of size. The Fund will seek to achieve its objective by investing all of its assets in Master Small Cap Value Trust, which has the same investment objective as the Fund. The Fund's investment experience will correspond to the investment experience of the Trust.

Mercury Small Cap Value Fund, Inc.
Box 9011
Princeton, NJ
08543-9011

[RECYCLE LOGO] Printed on post-consumer recycled paper            #MERCSCV--3/02